Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2006 Financial Results

20% Increase in Revenue Marks 16th Consecutive Quarter of Year-Over-Year Revenue Growth

MCLEAN, Va., January 26, 2007 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2006 (the fourth quarter of its 2006 fiscal year).

Fourth quarter 2006 revenue was $92.6 million versus $77.4 million for the fourth quarter of 2005, a 20% increase. Product licenses revenue for the fourth quarter of 2006 was $36.6 million versus $31.3 million for the fourth quarter of 2005, a 17% increase. Product support and other services revenue for the fourth quarter of 2006 was $55.9 million versus $46.2 million for the fourth quarter of 2005, a 21% increase. Operating expenses for the fourth quarter of 2006 were $48.1 million versus $38.5 million for the fourth quarter of 2005, a 25% increase. The increase in fourth quarter operating expenses resulted primarily from an increase in worldwide employee headcount and reflects the continued expansion of our worldwide sales and services organization and administrative and IT support functions. Fourth quarter 2006 income from operations increased by 8% to $32.0 million, or 35% of revenue, versus $29.6 million, or 38% of revenue, for the fourth quarter of 2005. Net income for the fourth quarter of 2006 increased by 19% to $22.4 million, or $1.68 per share on a diluted basis, versus $18.9 million, or $1.30 per share on a diluted basis, for the fourth quarter of 2005.

“We are very pleased with our 2006 financial and operating performance, including a strong finish in Q4. Underlying our performance was strong customer demand for our business intelligence solution,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “Our technologists continue to create innovative software that is being used by some of the world’s largest business and government organizations. Coming away from MicroStrategy World 2007 this past week, we are excited about the opportunities that lie ahead.”

As of December 31, 2006, MicroStrategy had $79.0 million in cash and cash equivalents and 9,917,596 shares of class A common stock and 2,775,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q4 2006 included:

21st Century Insurance, American Healthways, American Signature, AmerisourceBergen Corporation, Building Materials Holding Company, Cascade Corporation, Chiquita Brands LLC, Cox Communications, Department of Interior, First Franklin Financial Corporation, Focus Technology Group, Hannaford Bros. Co., Herbalife, KeySpan Corporate Services LLC, McGraw-Hill Companies, Pacific Sunwear, Redwood Trust, Rheem Manufacturing, Rite-Hite Holding Corporation, Roundys Supermarkets, Inc., Sovereign Bank, State of Tennessee, Texas Department of Public Safety, The Cato Corporation, Unisource Administrators, Inc., The University of Texas M.D. Anderson Cancer Center, Upsher-Smith Laboratories, Inc., VHA Inc., and Yahoo!

Examples of Customer Deals from Q4 2006:

Hannaford Bros. Co.

Hannaford Bros. Co. operates 158 stores under the Hannaford Supermarket and Hannaford Supermarket and Pharmacy names. A MicroStrategy customer for 12 years, Hannaford recently upgraded to MicroStrategy’s 64-bit UNIX platform. Hannaford relies on MicroStrategy for a wide range of enterprise reporting and analysis capabilities. Employees across the organization use MicroStrategy for merchandising analysis, inventory planning, and supply chain analysis in order to better understand customer buying trends, maximize shelf space, and optimize store operations.

Sovereign Bank

Sovereign is the 16th largest banking institution in the United States, with nearly 800 community banking offices in nine states. Sovereign Bank selected MicroStrategy for fraud monitoring and investigation reporting, and for online banking customer behavior tracking and analysis. With MicroStrategy, Sovereign Bank can perform sophisticated analyses to enhance both its risk management and online banking programs. Sovereign Bank analysts use the data from their MicroStrategy BI application to create insightful reports that ultimately make a positive impact on the organization’s bottom line.

VHA Inc.

VHA is a health care provider alliance of more than 2,400 not-for-profit health care organizations. VHA Inc. has expanded its deployment of MicroStrategy to further support reporting and analytics for hospital leaders across the country. With MicroStrategy, VHA provides customers with highly detailed operational performance information to improve patient care and hospital efficiency. MicroStrategy was selected for its flexibility, scalability, and convenient delivery of data over the web and via email.

New MicroStrategy Dynamic Enterprise Dashboards™:

MicroStrategy recently introduced Dynamic Enterprise Dashboards, innovative information dashboards for business users. MicroStrategy has combined advanced data visualization and animation with its industrial-strength business intelligence platform to deliver highly intuitive dashboards that yield enhanced business insight and are usable by more people than ever before.

MicroStrategy’s Dynamic Enterprise Dashboards enable business users to flip intuitively through many different perspectives of corporate performance without leaving the dashboard allowing users to quickly and easily identify problems and diagnose root causes. Dashboard designers can combine data from a variety of data sources onto a single dashboard, with multi-disciplined, multi-dimensional performance feedback on every dashboard.

With the integration of Adobe® Flash®, MicroStrategy dashboards offer innovative ways for users of all skill levels to derive insight from their data. The dashboards are highly responsive to users with a wide range of information views and increased information exploration options.

MicroStrategy Dynamic Enterprise Dashboards allow business users to create their own “personal dashboards.” Using MicroStrategy’s zero-footprint WYSIWYG (what-you-see-is-what-you-get) Web interface, business users can create dashboards using simple drag and drop actions. Users can now build the dashboards they want without IT support, increasing the adoption and use of business intelligence systems.

Customers are currently beta-testing MicroStrategy’s Dynamic Enterprise Dashboards, which are expected to be generally available in mid-2007 as part of MicroStrategy’s planned version 8.1 software release.

“MicroStrategy’s new dashboards are visually appealing and set a new standard for interactivity with business data,” said Jeff Whatcott, vice president of business development and marketing for the Enterprise and Developer Business Unit at Adobe. “Using Adobe’s latest rich Internet application technology, MicroStrategy dashboards deliver an engaging user experience that can improve interpreting and analyzing business data in a graphical format. We are proud to team with MicroStrategy to bring this exciting innovation to the business intelligence market.”

Results of The OLAP Survey 6:

Once again, MicroStrategy was a leader in key areas of The OLAP Survey 6, a leading independent survey of the BI software market. This year, 13 BI products were analyzed with feedback compiled from 1,679 organizations across 87 countries. For the third consecutive year, MicroStrategy received the highest customer loyalty score of all business intelligence software products reviewed. “The fact that MicroStrategy was rated number one in customer loyalty for the third year in a row is a remarkable achievement,” reported Nigel Pendse, author of The OLAP Survey 6. “The fact that no other product has achieved such consistency suggests that many of MicroStrategy’s customers are fiercely loyal and see no alternative to the product.”

In The OLAP Survey 6, MicroStrategy was found to be the top product for standardization, with 92.4% of MicroStrategy customers with multiple BI products indicating that they would select MicroStrategy as their enterprise BI standard. The Survey found declining standardization preference percentages from 2005 customers of both Business Objects and Hyperion. “The rising tendency of Survey participants with multiple BI products to continue to rank MicroStrategy as one of the top products to keep in a standardization exercise is a reflection of MicroStrategy’s widening range of capabilities and suitability for BI standardization,” said Nigel Pendse, author of The OLAP Survey 6.

For the sixth consecutive year, MicroStrategy customers indicated that they analyzed, by far, the largest amounts of data – a median of 316 GB of input data volume in this Survey. This input data volume is larger, by more than a factor of 4, than that of customers of SAP BW, the second-place product, and larger, by a factor of 65, than that of customers of Cognos. MicroStrategy also had the highest web deployment rate at nearly 78%. This high level of web usage reflects MicroStrategy’s commitment to web product performance and feature-richness.

The OLAP Survey 6 found major differences in the quality of BI vendors’ product support. For the third year in a row, MicroStrategy’s product support was rated “Excellent” more often than that of other vendors in its peer group, which is comprised of Cognos Analysis, SAP BW, Hyperion Essbase, Oracle Discoverer, and Business Objects.

To view a summary of The OLAP Survey 6 results, go to: http://www.microstrategy.com/OLAPSurvey6.

MicroStrategy 2007 Events:

MicroStrategy held its tenth annual user conference, MicroStrategy World 2007, in Las Vegas, Nevada, on January 22-25, 2007. The event featured over 100 business and technical sessions, an exhibit hall showcasing more than 25 MicroStrategy partners, product demonstrations, and customer presentations from companies including Campbell Soup, Caremark Rx, Comcast, Corporate Express, Darden Restaurants, Hallmark Cards, Hudson’s Bay Company, Lowe’s Companies, Nordstrom, Pacific Life Insurance, PetSmart, Rite-Hite Corporation, Things Remembered, and Wyeth.

During 2007, MicroStrategy plans to continue its successful Symposia series in the U.S., Europe, and Latin America. These popular two-day events offer an interactive venue for participants to share ideas with peers and industry experts, learn practical BI strategies from leading companies, and talk with MicroStrategy’s top technology leaders. Each Symposium features informative presentations from MicroStrategy customers sharing their insights on how they developed their business intelligence strategies, deployed multiple projects across their enterprises, and achieved returns on their BI investments. The 2007 MicroStrategy Symposia schedule begins in Madrid, March 7-8, and is expected to include events in Atlanta, New York City, Chicago, Buenos Aires, Sao Paulo, Frankfurt, London, and Milan.

MicroStrategy plans to hold more than 15 Technology Day events in 2007 throughout the U.S., Europe, Latin America, and Asia Pacific. These one-day events, the first of which was launched in November 2006 in Washington D.C., offer participants a full day of technical sessions and customer case studies, with practical tools to enhance business intelligence initiatives.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, and MicroStrategy Dynamic Enterprise Dashboards are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, including its planned MicroStrategy version 8.1 software release; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$36,645	$31,252	$107,383	$99,926
Product support and other services	55,909	46,177	206,440	168,736

Total revenues	92,554	77,429	313,823	268,662

Cost of Revenues
Product licenses	641	824	2,763	3,886
Product support and other services	11,871	8,558	41,623	32,565

Total cost of revenues	12,512	9,382	44,386	36,451

Gross profit	80,042	68,047	269,437	232,211

Operating Expenses
Sales and marketing	26,616	20,001	88,416	70,420
Research and development	8,357	8,372	34,133	31,471
General and administrative	13,094	10,078	47,028	36,382
Amortization of intangible assets	17	17	71	71

Total operating expenses	48,084	38,468	169,648	138,344

Income from operations	31,958	29,579	99,789	93,867

Financing and Other Income
Interest income (expense), net	759	844	2,820	2,880
Gain (loss) on investments	—	—	14	(127)
Other (expense) income, net	(388)	(113)	(1,262)	1,550

Total financing and other income	371	731	1,572	4,303

Income before income taxes	32,329	30,310	101,361	98,170
Provision for income taxes	9,977	11,460	30,485	33,427

Net income	$22,352	$18,850	$70,876	$64,743

Basic earnings per share	$1.77	$1.36	$5.46	$4.38

Diluted earnings per share	$1.68	$1.30	$5.20	$4.19

Basic weighted average shares outstanding	12,662	13,869	12,987	14,768

Diluted weighted average shares outstanding	13,277	14,512	13,633	15,436

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2006	December 31, 2005
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$78,980	$42,318
Restricted cash and investments	3,799	5,076
Short-term investments	16	53,761
Accounts receivable, net	54,468	43,052
Prepaid expenses and other current assets	8,633	6,209
Deferred tax assets, net	29,510	22,971

Total current assets	175,406	173,387

Property and equipment, net	11,102	12,031
Capitalized software development costs, net	1,903	3,669
Deposits and other assets	2,461	2,293
Deferred tax assets, net	57,944	86,393

Total assets	$248,816	$277,773

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$24,378	$19,550
Accrued compensation and employee benefits	31,872	27,258
Deferred revenue and advance payments	56,578	45,874

Total current liabilities	112,828	92,682

Deferred revenue and advance payments	1,127	1,554
Other long-term liabilities	1,710	2,815

Total liabilities	115,665	97,051

Stockholders' Equity:
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 13,972 shares issued and 9,918 shares outstanding, and 13,270 shares issued and 10,595 shares outstanding, respectively	14	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 2,775 and 3,258 shares issued and outstanding, respectively	3	3
Additional paid-in capital	440,766	428,062
Treasury stock, at cost; 4,054 and 2,675 shares, respectively	(268,776)	(136,817)
Accumulated other comprehensive income	2,503	2,318
Accumulated deficit	(41,359)	(112,857)

Total stockholders' equity	133,151	180,722

Total liabilities and stockholders' equity	$248,816	$277,773

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended December 31,
	2006	2005
	(unaudited)	(audited)
Operating activities:
Net income	$70,876	$64,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,635	8,496
Bad debt provision	1,020	349
Deferred taxes	26,528	27,358
Discount amortization on investments	—	(490)
Stock-based compensation	1,341	—
Excess tax benefits from stock-based payment arrangements	(4,479)	—
Other, net	160	145
Changes in operating assets and liabilities:
Accounts receivable	(10,727)	(3,681)
Prepaid expenses and other current assets	(2,108)	(358)
Deposits and other assets	(117)	557
Accounts payable and accrued expenses, compensation and employee benefits	7,105	1,874
Deferred revenue and advance payments	7,891	4,754
Other long-term liabilities	(706)	(1,196)

Net cash provided by operating activities	104,419	102,551

Investing activities:
Proceeds from maturities of short-term investments	112,666	180,335
Purchases of short-term investments	(58,900)	(169,243)
Purchases of property and equipment, net	(4,496)	(1,907)
Capitalized software development costs	(310)	(926)
Decrease (increase) in restricted cash and investments	1,372	(3,937)

Net cash provided by investing activities	50,332	4,322

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	6,094	5,703
Excess tax benefits from stock-based payment arrangements	4,479	—
Purchases of treasury stock	(131,959)	(134,486)

Net cash used in financing activities	(121,386)	(128,783)
Effect of foreign exchange rate changes on cash and cash equivalents	3,297	(4,086)

Net increase (decrease) in cash and cash equivalents	36,662	(25,996)
Cash and cash equivalents, beginning of period	42,318	68,314

Cash and cash equivalents, end of period	$78,980	$42,318